News Corporation

NEWS RELEASE
For Immediate Release

NEWS CORPORATION AND VERISIGN ANNOUNCE JOINT VENTURE TO CREATE LEADING GLOBAL MOBILE ENTERTAINMENT COMPANY

News Corporation to Acquire Controlling Interest in Jamba

World's Largest Mobile Entertainment Company

Los Angeles, CA, and Mountain View, CA -- September 12, 2006 -- News Corporation (NYSE: NWS, NWS.A) and VeriSign (NASDAQ: VRSN) today announced a joint venture to form the world's largest provider of mobile entertainment. News Corp. will pay approximately $188 million for a controlling interest in VeriSign's wholly-owned Jamba subsidiary and will combine it with Fox Mobile Entertainment assets.

The new company will merge the most technologically advanced platform in the category with market-leading mobile content production and delivery capabilities and will serve 30 territories with a potential reach of more than a billion mobile subscribers. The new company intends to retain the Jamster brand in the U.S. and the Jamba brand worldwide.

Lucy Hood, formerly President of Fox Mobile Entertainment, will become CEO of the joint venture. With key centers in Los Angeles and Berlin, the new entity will be the industry's only vertically integrated mobile entertainment company with unique capabilities to produce, market, sell and distribute mobile content.

"This is an important step in News Corp.'s strategy of becoming the world's leading digital media company," said Peter Chernin, News Corp. President and Chief Operating Officer. "We're the most powerful media company on the web with Fox Interactive Media, our aggressive digital content deals have given consumers access to News Corp. programming on every conceivable platform and we have already demonstrated innovation in this emerging space with the Mobisode™ and Mobizzo.

"Wireless technology gives us an enormous opportunity to reach billions of mobile phone users with our content. With this new venture we're looking forward to inventing new and compelling ways to engage this exciting new audience."

"We are excited to combine our unique mobile entertainment expertise and direct to consumer assets with one of the most forward-thinking media companies in the world. We look forward to working with News Corp. to create compelling, interactive services that make an impact on the next generation of wireless users," said Stratton Sclavos, VeriSign's Chief Executive Officer.

Both entities forming this union are considered pioneers in mobile entertainment.

Jamba was founded in 2000 and is considered a global leader in off-deck delivery of mobile entertainment. The company currently delivers content in 30 territories and has one of the industry's most advanced technology platforms. Jamba can immediately distribute content in all of its territories, which is critically important in an industry where most of the users are young people always looking for the "next cool thing." With its cutting-edge analytic tools, Jamba has the real-time ability to track and optimize marketing, quickly reacting to consumer needs and interests in order to be able to monetize products and services.

News Corp's Fox Mobile Entertainment group got its start with American Idol text voting, which generated nearly 65 million text messages this past season, up from 12,000 messages in the first season in 2001. In a long list of firsts, the company also invented the Mobisodes™ Series category, which led with the"24: Conspiracy" series, the first made-for-mobile program to be Emmy-nominated, and launched the first ad-sponsored video series, "Prison Break: Proof of Innocence." The company also launched the first media-backed cross-carrier mobile entertainment service for consumers, Mobizzo.

The new Jamba will offer the world's widest aggregation of content from music and media companies, as well as original content created exclusively for mobile.   Jamba partners include: Universal Music Group and Warner Music, among others. In addition, Jamba and Fox Mobile Studios have units that create original content ranging from the highly successful Crazy Frog, to multiple animated characters, to genres such as Manga, Activism, and X-Sports.  The unit is expected to draw from not only top Fox divisions but also News Corp companies around the world.

The new company will immediately become the largest customer for VeriSign's Digital Content Services (DCS) group, which specializes in providing intelligent infrastructure and connectivity solutions to enable the delivery of rich content over mobile and broadband networks. Leading mobile operators, portals, media companies and consumer brands around the world leverage the DSC platform to power their interactive entertainment experiences. Fox's Mobizzo unit and Jamba are existing customers of DCS.

Under the agreement, Jamba will soon release its first products and offerings as a new entity, following the close of the transaction, including:

  MySpace Mobile Store:  In an alliance with MySpace, the largest and most popular social networking site with more than 74 million users worldwide, Jamba will be MySpace's global m-commerce partner.  Jamba will build a unique m-commerce engine to enable MySpace users to download ringtones, graphics and animations from top music and media companies.
  The Simpsons Mobile: Coming soon, Jamba will exclusively offer mobile content from the popular FOX series, The Simpsons, through the industry's first subscription package tied to exclusive content called the "Yellow Plan." Available to consumers for the first time, the "Yellow Plan" will include an array of uniquely designed Simpsons mobile content, such as wallpapers, screensavers, ringtones and video.

The transaction is expected to be finalized by the end of 2006. Transaction is subject to the completion of definitive agreements as well as the receipt of obtaining all required regulatory approvals and the satisfaction of all other customary conditions.

About News Corporation

News Corporation (NYSE: NWS, NWS.A; ASX: NWS, NWSLV) had total assets as of June 30, 2006 of approximately US$57 billion and total annual revenues of approximately US$25 billion. News Corporation is a diversified international media and entertainment company with operations in eight industry segments: filmed entertainment; television; cable network programming; direct broadcast satellite television; magazines and inserts; newspapers; book publishing; and other. The activities of News Corporation are conducted principally in the United States, Continental Europe, the United Kingdom, Australia, Asia and the Pacific Basin.

About VeriSign

VeriSign, Inc. (Nasdaq: VRSN), operates intelligent infrastructure services that enable and protect interactions across voice and data networks anytime, from anywhere on multiple devices. Additional news and information about the company is available at www.verisign.com.

For More Information contact:

News Corp: Teri Everett, TEverett@newscorp.com, 310-369-2929

Fox Mobile Entertainment: Lynne Hentemann, lynne.hentemann@fox.com, 310-598-4813

VeriSign: Brian O'Shaughnessy, boshaughnessy@verisign.com, 650-279-5270

FORWARD LOOKING STATEMENTS

This communication contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties, and that actual results or developments may differ materially from those in the forward-looking statements as a result of various factors, including the inability of the parties to reach agreement on definitive documentation or failure to close the contemplated transactions, financial community and rating agency perceptions of the company and its business, operations, financial condition and the industry in which it operates and the factors described in News Corp.'s and VeriSign's respective filings with the Securities and Exchange Commission, including the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained therein. News Corp. and VeriSign disclaim any obligation to update the forward-looking statements contained herein.